Exhibit 99.1

FOR IMMEDIATE RELEASE

TOYS “R” US, INC.  ANNOUNCES AGREEMENT TO BE ACQUIRED

BY KKR, BAIN CAPITAL AND VORNADO FOR $26.75 PER SHARE IN

$6.6 BILLION TRANSACTION

WAYNE, NEW JERSEY, March 17th, 2005 - Toys “R” Us, Inc. (NYSE: TOY) announced today that it has concluded its strategic review and reached a definitive agreement to sell the entirety of its worldwide operations, including both its global Toys “R” Us and Babies “R” Us businesses, to an investment group consisting of affiliates of Kohlberg Kravis Roberts & Co. (KKR), Bain Capital Partners LLC, and Vornado Realty Trust (NYSE: VNO).

Under the terms of the agreement, the investment group will acquire all of the outstanding shares of Toys “R” Us, Inc. for $26.75 per share, representing a transaction value of $6.6 billion plus the assumption of debt.  Each of the investors will own equal stakes in the company upon completion of the transaction.

John Eyler, Chairman and Chief Executive Officer of Toys “R” Us, said, “We are pleased to announce this transaction, which brings our strategic review to a very successful conclusion.  There was competition among bidders during the review process, and the acquisition price reflects the compelling value of the global Toys “R” Us and Babies “R” Us operations and assets.”

Mr. Eyler continued, “During the course of our strategic review, we redefined our business model and sharpened our competitive position.  This enabled us to strengthen the value we provide to our customers, and we were rewarded with market share gains this past holiday season.  We believe that our new financial partners will help us build on this momentum and we look forward to a successful future as a leading toy and baby products retailer.”

“Toys “R” Us and Babies “R” Us are premiere franchises with strong global brand recognition and a collection of high quality product offerings including toys, children’s apparel, and baby products and accessories,” stated Matt Levin, a Managing Director at Bain Capital. “We are excited by the prospect of partnering with the management team and employees to strengthen the long-term operating and financial performance of the businesses.”

“We are delighted to be partners with Bain and KKR, and look forward to building significant value for our investors,” said Steve Roth, Chairman and Chief Executive Officer of Vornado.

“We are delighted to be joining forces with Vornado, Bain Capital and the employees and management of the company to realize the full potential of the Toys “R” Us and Babies “R” Us businesses and brands in the U.S. and internationally,” said Michael M. Calbert, a Director at KKR.  “We look forward to building on the many strengths of the company to make the stores a better place to shop and work.”

Completion of the deal is contingent on regulatory review and approval by the shareholders of Toys “R” Us, Inc. and is expected to occur by July.

Credit Suisse First Boston LLC acted as the exclusive financial advisor to Toys “R” Us, Inc. in connection with the strategic review and this transaction.

Simpson Thacher & Bartlett LLP acted as legal advisor to Toys “R” Us, Inc. and Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates acted as legal advisor to the Board of Directors of Toys “R” Us, Inc.

About Toys “R” Us

Toys “R” Us is one of the leading specialty toy retailers in the world.  Currently it sells merchandise through 1,500 stores, including 681 toy stores in the U.S. and 601 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com.  Babies “R” Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 218 stores in the U.S. as well as on the Internet at www.babiesrus.com.

About Vornado

Vornado Realty Trust (www.vno.com) is a fully integrated real estate company and one of the largest REITs in the nation, with an enterprise value of $17 billion and owning and/or managing approximately 87 million square feet of real estate.  Vornado owns and operates office, retail, and showroom properties with a large concentration in the NY Metro area and in the Washington, DC and Northern Virginia area.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $24 billion in assets under management.  Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 225 companies around the world, including such leading retailers and consumer companies as Staples, Domino’s Pizza, Burger King, and Dollarama. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

About KKR

KKR is one of the world’s oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California and London.  Over the past three decades, KKR has invested in 11 transactions in the retail sector in North America and Europe, representing over $17 billion of aggregate value, covering a broad range of channels including supermarkets, consumer drugstores, and specialty retail.   For more information, visit www.kkr.com.

FORWARD LOOKING STATEMENT

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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CONTACTS:

FOR TOYS “R” US

Investors/Analysts:

Ursula H. Moran – 973-617-5756

Ray Arthur (CFO) 917-617-5755

Media:

Susan McLaughlin – 973-617-5900

FOR BAIN CAPITAL

Alex Stanton

Stanton Crenshaw Communications

212-780-1900

FOR KKR

Ruth Pachman/David Lilly

Kekst and Company

212-521-4891/4878

FOR VORNADO

Investors/Analysts:

Joseph Macnow

201-587-1000

Media:

Roanne Kulakoff/Wendi Kopsick

Kekst and Company

212-521-4837/4867